Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-239073 on Form S-3 and Registration Statement No. 333-259173 on Form S-8 of iStar Inc. of our report dated February 14, 2023, relating to the financial statements of Safehold Inc. appearing in this Current Report on Form 8-K dated April 4, 2023.

/s/ Deloitte & Touche LLP

New York, New York

April 4, 2023